EXHIBIT 5
NOTE TO DELEGATION OF SIGNING AUTHORITY — ANNUAL AUDITS & SPECIAL
EXAMINATION REPORTS AND QUALITY REVIEWERS
(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.
(2)	This delegation replaces all previous delegations of signing authority.
(3)	The assistant auditors general listed on the following page have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.
(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Clyde M. MacLellan	Public Sector Pension Investment Board

Clyde M. MacLellan	Export Development Canada

Clyde M. MacLellan	Canada Mortgage and Housing Corporation

Clyde M. MacLellan	Farm Credit Canada

Sylvain Ricard	Business Development Bank of Canada
(5)	John Wiersema is delegated authority to sign all auditors’ reports except where prohibited by law (Section 18 of the Auditor General Act), consent letters described in note 4 above, all special examination reports and all assessments of performance information.

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified above.

/s/ Sheila Fraser	September 25, 2008

Sheila Fraser, FCA	Date
DEPUTY AUDITOR GENERAL:

/s/ John Wiersema

John Wiersema, FCA
ASSISTANT AUDITORS GENERAL:

/s/ John Rossetti	/s/ Sylvain Ricard	/s/ Clyde MacLellan

John Rossetti, CA	Sylvain Ricard, CA	Clyde M. MacLellan, CA

/s/ Douglas Timmins	/s/ Nancy Cheng	/s/ Mark Watters

Douglas G. Timmins, CA	Nancy Y. Cheng, FCA	Mark G. Watters, CA

/s/ Andrew Lennox

Andrew Lennox, CGA
PRINCIPALS:

/s/ Guy LeGras	/s/ René Béliveau	/s/ John O’Brien

Guy LeGras, CA	René Béliveau, CA	John O’Brien, CA

/s/ John Apt	/s/ Crystal Pace	/s/ Dale Shier

John Apt, CA	Crystal Pace, CA	Dale Shier, CA

/s/ Denis Labelle	/s/ Michael Pickup	/s/ Régent Chouinard

Denis Labelle, CA	Michael Pickup, CA	Régent Chouinard, CA

/s/ Louise Bertrand	/s/ Aline Vienneau	/s/ Lucie Cardinal

Louise Bertrand, CA	Aline Vienneau, CA	Lucie Cardinal, CA